Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Subsections (a) and (b) of Section 1350,
Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report of Health Enhancement Products, Inc., a Nevada corporation (the “Company”), on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Janet L. Crance, Chief Accounting Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 12, 2006
/s/ Janet L. Crance
Janet L. Crance
Chief Accounting Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 HAS BEEN PROVIDED TO HEALTH ENHANCEMENT PRODUCTS, INC. AND WILL BE RETAINED BY HEALTH ENHANCEMENT PRODUCTS, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.